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                             ARTICLES SUPPLEMENTARY

                DEUTSCHE BANC ALEX. BROWN CASH RESERVE FUND, INC.

                  DEUTSCHE BANC ALEX. BROWN CASH RESERVE FUND, INC. (the "Corporation") having its principal office in the City of Baltimore, certifies that:

                  FIRST: The Corporation's Board of Directors in accordance with
Section 2-105(c) of the Maryland General Corporation Law has adopted a resolution increasing the total number of shares of Common Stock the corporation is authorized to issue to twelve billion eight hundred ten million (12,810,000,000) shares of Common Stock, par value $.001 per share, and of the aggregate par value of twelve million eight hundred ten thousand dollars ($12,810,000), as follows: eight billion six hundred sixty million (8,660,000,000) shares are designated "Prime Series", one billion five hundred fifty million (1,550,000,000) shares are designated "Treasury Series", two billion two hundred fifty million (2,250,000,000) shares are designated "Tax-Free Series", and the balance of which are unclassified. Of the eight billion six hundred sixty million (8,660,000,000) shares designated for the Prime Series, six billion (7,000,000,000) shares are classified as Deutsche Banc Alex. Brown Cash Reserve Fund Shares, one billion two hundred million (1,200,000,000) shares are classified as Institutional Shares, fifty million (50,000,000) shares are classified as Flag Investors Cash Reserve Prime Shares Class A, fifty million (50,000,000) shares are classified as Flag Investors Cash Reserve Prime Shares Class B, ten million (10,000,000) shares are classified as Flag Investors Cash Reserve Prime Class C Shares and three hundred fifty million (350,000,000) shares are classified as Quality Cash Reserve Prime Shares. Of the one billion five hundred fifty million (1,550,000,000) shares designated for the Treasury Series, one billion three hundred million (1,300,000,000) shares are classified as Deutsche Banc Alex. Brown Cash Reserve Fund Shares and two hundred fifty million (250,000,000) shares are classified as Institutional Shares. Of the two billion two hundred fifty million (2,250,000,000) shares designated for the Tax-Free Series, two billion (2,000,000,000) shares are classified as Deutsche Banc Alex. Brown Cash Reserve Fund Shares and two hundred fifty million (250,000,000) shares are classified as Institutional Shares.

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                  SECOND: Immediately before the increase in authorized shares pursuant to these Articles Supplementary, the Corporation was authorized to issue eleven billion five hundred sixty million (11,560,000,000) shares of Common Stock, par value $.001 per share, and of the aggregate par value of eleven million five hundred sixty thousand dollars ($11,560,000), as follows: seven billion four hundred ten million (7,410,000,000) shares were designated "Prime Series", one billion five hundred fifty million (1,550,000,000) shares were designated "Treasury Series", two billion two hundred fifty million (2,250,000,000) shares were designated "Tax-Free Series", and the balance of which were unclassified. Of the seven billion four hundred ten million (7,410,000,000) shares designated for the Prime Series, five billion (6,000,000,000) shares were classified as Deutsche Banc Alex. Brown Cash Reserve Fund Shares, nine hundred fifty million (950,000,000) shares were classified as Institutional Shares, fifty million (50,000,000) shares were classified as Flag Investors Cash Reserve Prime Shares Class A, fifty million (50,000,000) shares were classified as Flag Investors Cash Reserve Prime Shares Class B, ten million (10,000,000) shares were classified as Flag Investors Cash Reserve Prime Class C and three hundred fifty million (350,000,000) shares were classified as Quality Cash Reserve Prime Shares. Of the one billion five hundred fifty million (1,550,000,000) shares designated for the Treasury Series, one billion three hundred million (1,300,000,000) shares were classified as Deutsche Banc Alex. Brown Cash Reserve Fund Shares and two hundred fifty million (250,000,000) shares were classified as Institutional Shares. Of the two billion two hundred fifty million (2,250,000,000) shares designated for the Tax-Free Series, two billion (2,000,000,000) shares were classified as Deutsche Banc Alex. Brown Cash Reserve Fund Shares and two hundred fifty million (250,000,000) shares were classified as Institutional Shares.

                  THIRD: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.

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                  IN WITNESS WHEREOF, Deutsche Banc Alex. Brown Cash Reserve
Fund, Inc. has caused these Articles Supplementary to be executed by its President and its corporate seal to be affixed and attested by its Secretary on this 23rd day of March, 2000.


[CORPORATE SEAL]

                               DEUTSCHE BANC ALEX. BROWN CASH RESERVE FUND, INC.



                               BY: /s/ Carl W. Vogt
                                   ----------------
                                       Carl W. Vogt
                                       President


Attest: /s/ Amy M. Olmert
        -----------------
        Amy M. Olmert
        Secretary

                  The undersigned, President of DEUTSCHE BANC ALEX. BROWN CASH RESERVE FUND, INC., who executed on behalf of said corporation the foregoing Articles Supplementary to the Articles of Incorporation of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles Supplementary to the Articles of Incorporation to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.
                                                     /s/Carl W. Vogt
                                                     ---------------
                                                     Carl W. Vogt
                                                      President

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                                                                       Exhibit A


                Deutsche Banc Alex. Brown Cash Reserve Fund, Inc.

                                Authorized Shares


Prime Series (8,660,000,000 shares)
      DB Alex. Brown Shares.................................7,000,000,000 shares
      Institutional Shares..................................1,200,000,000 shares
      Flag Investors Class A Shares............................50,000,000 shares
      Flag Investors Class B Shares............................50,000,000 shares
      Flag Investors Class C Shares............................10,000,000 shares
      Quality Cash Reserve Shares.............................350,000,000 shares

Treasury Series (1,550,000,000 shares)
      DB Alex. Brown Shares.................................1,300,000,000 shares
      Institutional Shares....................................250,000,000 shares

Tax-Free Series (2,250,000,000 shares)
      DB Alex. Brown Shares.................................2,000,000,000 shares
      Institutional Shares....................................250,000,000 shares

Unclassified Shares...........................................350,000,000 shares
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                                                             -------------------

Total Shares 12,810,000,000 shares